Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-8 No. 333-258292) pertaining to the 2021 Equity Incentive Plan, 2021 Employee Stock Purchase Plan, 2015 Equity Incentive Plan and 2006 Stock Plan of RxSight, Inc.,

(2) Registration Statement (Form S-8 No. 333-263374) pertaining to the 2021 Equity Incentive Plan and 2021 Employee Stock Purchase Plan of RxSight, Inc.,

(3) Registration Statement (Form S-8 No. 333-270301) pertaining to the 2021 Equity Incentive Plan,

(4) Registration Statement (Form S-8 No. 333-277487) pertaining to the 2021 Equity Incentive Plan,

(5) Registration Statement (Form S-8 No. 333-285226) pertaining to the 2021 Equity Incentive Plan, and

(6) Registration Statement (Form S-3 No. 333-279206) of RxSight, Inc.;

of our reports dated February 25, 2026, with respect to the consolidated financial statements of RxSight, Inc. and the effectiveness of internal control over financial reporting of RxSight, Inc. included in this Annual Report (Form 10-K) of RxSight, Inc. for the year ended December 31, 2025.

/s/ Ernst & Young LLP

Irvine, California

February 25, 2026